      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 2002
================================================================================
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                      CRESCENT REAL ESTATE EQUITIES COMPANY
             (Exact name of registrant as specified in its charter)


                 TEXAS                                     52-1862813
                 -----                                     ----------
    (State or Other Jurisdiction of                     (I.R.S. Employer
     Incorporation or Organization)                    Identification No.)

                           777 MAIN STREET, SUITE 2100
                             FORT WORTH, TEXAS 76102
                    (Address of Principal Executive Offices)

                                   ----------
                           THIRD AMENDED AND RESTATED
                   1995 CRESCENT REAL ESTATE EQUITIES COMPANY
                              STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                                   ----------

                                  JOHN C. GOFF
                             CHIEF EXECUTIVE OFFICER
                      CRESCENT REAL ESTATE EQUITIES COMPANY
                           777 MAIN STREET, SUITE 2100
                             FORT WORTH, TEXAS 76102
                     (Name and Address of Agent for Service)

                                 (817) 321-2100
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

     Sylvia M. Mahaffey, Esq.                       David M. Dean, Esq.
         Shaw Pittman LLP                    Executive Vice President, Law and
        2300 N Street, N.W.                           Administration
      Washington, D.C. 20037               Crescent Real Estate Equities Company
                                                777 Main Street, Suite 2100
                                                  Fort Worth, Texas 76102


                         CALCULATION OF REGISTRATION FEE


                                                            Proposed Maximum                  Amount Of
   Title Of Securities To Be         Amount To Be          Aggregate Offering                Registration
           Registered               Registered(1)              Price(2)                          Fee
   -------------------------        -------------          ------------------                ------------
Common Shares                          8,197,417             $162,325,311.72                  $14,933.93

(1) This Registration Statement shall also cover any additional common shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding common shares.

(2) Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(h), the calculation of the registration fee is based on the price at which outstanding options may be exercised.

            INTRODUCTORY STATEMENT NOT FORMING PART OF THE PROSPECTUS





         This registration statement relates to the registration of additional shares under the Third Amended and Restated 1995 Crescent Real Estate Equities Company Stock Incentive Plan. Shares to be issued pursuant to that plan were originally registered pursuant to a registration statement on Form S-8, as amended (File No. 333-03454), a registration statement on Form S-8, as amended (File No. 333-13521), and a registration statement on Form S-8 (File No. 333-64379) (collectively, the "Original Registration Statements"). The contents of the Original Registration Statements are hereby incorporated by reference into this registration statement to the extent that they present information not otherwise presented herein.





                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8. EXHIBITS.

         The following exhibits are filed as part of this Registration
Statement.

         Exhibit
         Number            Description of Exhibit

         4.01 Articles of Amendment of Restated Declaration of Trust of Crescent Real Estate Equities Company, as amended (filed as Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

         4.02 Restated Declaration of Trust of Crescent Real Estate Equities Company, as amended (filed as Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by reference).

         4.03 Amended and Restated Bylaws of Crescent Real Estate Equities Company, as amended (filed as Exhibit No.
                           3.02 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference).

         4.04 Form of Common Share Certificate (filed as Exhibit No. 4.03 to the Registrant's Registration Statement on Form S-3 (File No. 333-21905) and incorporated herein by reference).

         4.05 Statement of Designation of 6-3/4% Series A Convertible Cumulative Preferred Shares of Crescent Real Estate Equities Company (filed as Exhibit No.
                           4.07 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

         4.06 Form of Certificate of 6-3/4% Series A Convertible Cumulative Preferred Shares of Crescent Real Estate Equities Company (filed as Exhibit No. 4 to the Registrant's Registration Statement on Form 8-A/A filed on February 18,1998 and incorporated by reference).

         4.07 Indenture, dated as of September 22, 1997, between Crescent Real Estate Equities Limited Partnership and State Street Bank and Trust Company of Missouri, N.A. (filed as Exhibit No. 4.01 to the Registration Statement on Form S-4 (File No. 333-42293) of Crescent Real Estate Equities Limited Partnership and incorporated herein by reference).

         4.08 6-5/8% Note due 2002 (filed as Exhibit No. 4.07 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (the "1998 2Q 10-Q") and incorporated herein by reference).

         4.09 7-1/8% Note due 2007 (filed as Exhibit No. 4.08 to the 1998 2Q 10-Q and incorporated herein by reference).

         4.10 Second Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership, dated as of November 1, 1997, as amended (filed as Exhibit 10.01 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

         4.11 Pursuant to Regulation S-K Item 601(b)(4)(iii), the Registrant by this filing agrees, upon request, to furnish to the Securities and Exchange Commission a copy of other instruments defining the rights of holders of long-term debt of the Registrant.

         5.01 Opinion of Shaw Pittman LLP with respect to legality of the Common Shares registered hereunder (filed herewith).

         23.01             Consent of Arthur Andersen LLP (filed herewith).

         23.02 Consent of Shaw Pittman LLP (included in its opinion filed as Exhibit 5.01 hereto).

         24                Power of Attorney (included in signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, Texas, on March 31, 2002.

                                       CRESCENT REAL ESTATE EQUITIES COMPANY.
                                       a Texas real estate investment trust
                                       (Registrant)


                                       By: /s/ JOHN C. GOFF
                                          --------------------------------------
                                       Name: John C. Goff
                                       Title: Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Goff and David M. Dean, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full and several power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements relating to Common Shares of Crescent Real Estate Equities Company (the "Registrant") to be issued under the 1995 Crescent Real Estate Equities, Inc. Stock Incentive Plan, and any amendments, including both pre-effective and post-effective amendments and supplements to such registration statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each said attorney-in-fact and agent might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any of them, or any substitute or substitutes for any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 31, 2002.


         Signature                                            Title
/s/ RICHARD E. RAINWATER                             Trust Manager and Chairman of the Board
--------------------------------------------
Richard E. Rainwater


/s/ JOHN C. GOFF                                     Trust Manager and Chief Executive Officer
--------------------------------------------         (Principal Executive Officer)
John C. Goff


/s/ JERRY R. CRENSHAW, JR.                           Senior Vice President, Chief Financial Officer
--------------------------------------------         (Principal Financial and Accounting Officer)
Jerry R. Crenshaw, Jr.


/s/ ANTHONY M. FRANK                                 Trust Manger
--------------------------------------------
Anthony M. Frank


/s/ WILLIAM F. QUINN                                 Trust Manager
--------------------------------------------
William F. Quinn


/s/ PAUL E. ROWSEY, III                              Trust Manager
--------------------------------------------
Paul E. Rowsey, III


--------------------------------------------         Trust Manager
David M. Sherman

                                  EXHIBIT INDEX

         EXHIBIT
         NUMBER            DESCRIPTION OF EXHIBIT
         -------           ----------------------
         4.01              Articles of Amendment of Restated Declaration of
                           Trust of Crescent Real Estate Equities Company, as
                           amended (filed as Exhibit 3.01 to the Registrant's
                           Quarterly Report on Form 10-Q for the quarter ended
                           September 30, 2001 and incorporated herein by
                           reference).

         4.02              Restated Declaration of Trust of Crescent Real Estate
                           Equities Company, as amended (filed as Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by reference).

         4.03              Amended and Restated Bylaws of Crescent Real Estate
                           Equities Company, as amended (filed as Exhibit No.
                           3.02 to the Registrant's Quarterly Report on Form
                           10-Q for the quarter ended September 30, 1998 and incorporated herein by reference).

         4.04              Form of Common Share Certificate (filed as Exhibit
                           No. 4.03 to the Registrant's Registration Statement on Form S-3 (File No. 333-21905) and incorporated herein by reference).

         4.05              Statement of Designation of 6-3/4% Series A
                           Convertible Cumulative Preferred Shares of Crescent
                           Real Estate Equities Company (filed as Exhibit No.
                           4.07 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference).

         4.06              Form of Certificate of 6-3/4% Series A Convertible
                           Cumulative Preferred Shares of Crescent Real Estate
                           Equities Company (filed as Exhibit No. 4 to the
                           Registrant's Registration Statement on Form 8-A/A filed on February 18,1998 and incorporated by reference).

         4.07              Indenture, dated as of September 22, 1997, between
                           Crescent Real Estate Equities Limited Partnership and
                           State Street Bank and Trust Company of Missouri, N.A.
                           (filed as Exhibit No. 4.01 to the Registration
                           Statement on Form S-4 (File No. 333-42293) of
                           Crescent Real Estate Equities Limited Partnership and incorporated herein by reference).

         4.08 6-5/8% Note due 2002 (filed as Exhibit No. 4.07 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (the "1998 2Q 10-Q") and incorporated herein by reference).

         4.09 7-1/8% Note due 2007 (filed as Exhibit No. 4.08 to the 1998 2Q 10-Q and incorporated herein by reference).

         4.10              Second Amended and Restated Agreement of Limited
                           Partnership of Crescent Real Estate Equities Limited
                           Partnership, dated as of November 1, 1997, as amended
                           (filed as Exhibit 10.01 to the Registrant's Annual
                           Report on Form 10-K for the fiscal year ended
                           December 31, 2001 and incorporated herein by reference).

         4.11              Pursuant to Regulation S-K Item 601(b)(4)(iii), the
                           Registrant by this filing agrees, upon request, to furnish to the Securities and Exchange Commission a copy of other instruments defining the rights of holders of long-term debt of the Registrant.

         5.01 Opinion of Shaw Pittman LLP with respect to legality of the Common Shares registered hereunder (filed herewith).

         23.01             Consent of Arthur Andersen LLP (filed herewith).

         23.02 Consent of Shaw Pittman LLP (included in its opinion filed as Exhibit 5.01 hereto).

         24                Power of Attorney (included in signature page).